UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 14, 2004

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 1 page.

ITEM 1.01 Entry into a Material Definitive Agreement

          On December 14, 2004, BB&T’s corporate board of directors was presented with a summary of their 2005 compensation package related to board service. The fees and other benefits presented were as follows:

Annual Retainer	$50,000

Board Meeting Attendance Fee	$1,500

Committee Meeting Attendance Fee	$1,500

Additional Annual Retainer Fees:
Chairman of the Audit Committee	$5,000
Chairman of the Compensation Committee	$2,500

Directors will also be awarded nonqualified stock options under the BB&T Corporation 2004 Stock Incentive Plan which have a value of $30,000, a vesting period of five years, and an option price based on the price of BB&T Common Stock as of the close of business on the date of the Compensation Committee meeting, which will be held in February 2005.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ EDWARD D. VEST

                                                                                Edward D. Vest
                                                                                Senior Vice President and Corporate Controller
                                                                                (Principal Accounting Officer)

Date:       December 20, 2004